Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Report”) of United States Short Oil Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Nicholas D. Gerber, the President and Chief Executive Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 17, 2010	By:	/s/ Nicholas D. Gerber
	Name:	Nicholas D. Gerber
	Title:	President and Chief Executive Officer United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP